Exhibit 10.3

AMENDMENT AND WAIVER

TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT AND WAIVER TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of February 19, 2015 by and Viveve Medical, Inc., a Yukon Territory corporation (the “Company”), and each holder identified on the signature pages hereto (the “Supermajority Holders”). Capitalized terms used herein and not defined shall have the same respective meanings as provided in the Agreement (as defined below).

WHEREAS, the parties hereto wish to amend the Registration Rights Agreement, dated as of May 9, 2014 (the “Agreement”), between the Company and the Holders on the terms and subject to the conditions set forth herein; and

WHEREAS, the Supermajority Holders identified on the signature pages hereto hold, in the aggregate, at least 67% in interest of the Registrable Securities as required by Section 6(f) of the Agreement to authorize the amendments to the Agreement contemplated hereby.

NOW, THEREFORE, for good and valuable consideration, the parties hereto intending to be legally bound hereby agree as follows:

1.     Amendment to Agreement.

(a)     Section 1. The term “Effectiveness Date” as defined in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 180th calendar day following the Filing Date and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the applicable Filing Date for such additional Registration Statement; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be within five Trading Days following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.”

(b)      Section 2(a). The second sentence in Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act by the Effectiveness Date and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”).”

2.     Waiver of Partial Liquidated Damages. The Supermajority Holders, on behalf of the Holders, hereby waive any payments that may be due to the Holders upon the occurrence of an “Event” in accordance with Section 2(d)(iii) of the Agreement as of and at any time following the date of this Amendment.

3.     Waiver of Certain Delivery Requirements. The Supermajority Holders, on behalf of the Holders, hereby waive the delivery of any documents that may be delivered by the Company to the Holders in connection with the Company’s registration obligations in accordance with Sections 3(a), 3(b) and 3(d) of the Agreement as of and at any time following the date of this Amendment.

4.     Counterparts; Governing Law. This Amendment may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment, and any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above by their respective authorized signatories.

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Name:	Scott Durbin
Title:	Chief Financial Officer

[Company signature page]

HOLDER

By:	/s/
Name:
Title:

[Holder signature page]

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